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Aastrom Biosciences, Inc.

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September 30, 2005
Dear Shareholder:
      This year’s Annual Meeting of Shareholders will be held on November 2, 2005 at 8:30 a.m. local time, at the Holiday Inn North Campus, 3600 Plymouth Road, Ann Arbor, Michigan 48105. You are cordially invited to attend.
      The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.
      It is important that you use this opportunity to take part in the affairs of Aastrom Biosciences by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. ADP provides internet voting to all beneficial shareholders at www.proxyvote.com, and telephone voting through telephone numbers provided by stockbrokers. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.
      A copy of Aastrom’s 2005 Annual Report is also enclosed for your information. At the Annual Meeting we will review Aastrom’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

R. Douglas Armstrong, Ph.D.
Chairman, Board of Directors
Chief Executive Officer

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby L
Ann Arbor, MI 48105
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 2, 2005
Dear Shareholder:
      You are invited to attend the Annual Meeting of the Shareholders of Aastrom Biosciences, Inc. which will be held on November 2, 2005, at 8:30 a.m. at the Holiday Inn North Campus, 3600 Plymouth Road, Ann Arbor, Michigan 48105 for the following purposes:

1. To elect two Class II directors, each to hold office for a three-year term and until their respective successors are duly elected and qualified. The following persons have been nominated for election at the meeting: Timothy M. Mayleben and Stephen G. Sudovar.

2. To ratify the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2006.

3. To transact such other business as may properly come before the meeting.
      Shareholders of record at the close of business on September 16, 2005 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

By order of the Board of Directors,

R. Douglas Armstrong, Ph.D.
Chairman, Board of Directors
Chief Executive Officer
Ann Arbor, Michigan
September 30, 2005
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby L
Ann Arbor, Michigan 48105
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
       The accompanying proxy is solicited by the Board of Directors of Aastrom Biosciences, Inc., a Michigan corporation, for use at the Annual Meeting of Shareholders to be held November 2, 2005, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is September 30, 2005, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders. Unless the context requires otherwise, references to “we,” “us,” “our,” and Aastrom refer to Aastrom Biosciences, Inc.
GENERAL INFORMATION
SOLICITATION AND VOTING
      Annual Report. An annual report for the fiscal year ended June 30, 2005, is enclosed with this Proxy Statement.
      Voting Securities. Only shareholders of record as of the close of business on September 16, 2005 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 102,559,366 shares of common stock, no par value, of Aastrom, issued and outstanding. Shareholders may vote in person or in proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Aastrom’s bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
      Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors, which are the only matters currently planned to be considered by the shareholders.
      Solicitation of Proxies. The cost of soliciting proxies will be borne by Aastrom. Aastrom will solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Aastrom may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.
      Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of the other proposals specified in the Notice of the meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Corporate Secretary of Aastrom of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL 1
ELECTION OF DIRECTORS
      Aastrom has a classified Board of Directors currently consisting of two Class II directors (Timothy M. Mayleben and Stephen G. Sudovar), two Class III directors (R. Douglas Armstrong and Alan L. Rubino) and one Class I director (Susan L. Wyant), who will serve until the Annual Meetings of Shareholders to be held in 2005, 2006 and 2007, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.
      The nominees for election at the 2005 Annual Meeting of Shareholders to fill the Class II positions on the Board of Directors are Timothy M. Mayleben and Stephen G. Sudovar. If elected, the nominees will serve as directors until Aastrom’s Annual Meeting of Shareholders in 2008, and until their successors are duly elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate. Each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any nominee will be unable to serve.
      If a quorum is present, the two nominees for the positions as Class II directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote, except that abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. The Board of Directors unanimously recommends a vote “FOR” the nominees named above.
      The table below sets forth for Aastrom’s directors, including the Class II nominees to be elected at this meeting, certain information, as of August 31, 2005 with respect to age and background.

			Director
Name	Position With Aastrom	Age	Since

Class II directors to be elected at the 2005 Annual Meeting of Shareholders:
Timothy M. Mayleben	Director	45	2005
Stephen G. Sudovar	Director	59	2005
Class III directors whose terms expire at the 2006 Annual Meeting of Shareholders:
R. Douglas Armstrong	Chairman, Board of Directors Chief Executive Officer	52	1991
Alan L. Rubino	Director	51	2005
Class I directors whose terms will expire at the 2007 Annual Meeting of Shareholders:
Susan L. Wyant	Director	53	2002
Nominees for election at the 2005 Annual Meeting of Shareholders
      Timothy M. Mayleben, a Director since June 2005, is an advisor to Life Science and Healthcare companies through an advisory and investment firm, Esperance BioVentures. He was formerly the Chief Operating Officer of Esperion Therapeutics, now a division of Pfizer Global Research & Development. He joined Esperion in late 1998 as Chief Financial Officer. While at Esperion, Mr. Mayleben led the raising of more than $200 million in venture capital and institutional equity funding and later negotiated the acquisition of Esperion by Pfizer in December 2003. Prior to joining Esperion, Mr. Mayleben held various senior and executive management positions at Transom Technologies, Inc., now part of Electronic Data Systems, Inc., and Applied Intelligent Systems, Inc., which was acquired by Electro-Scientific Industries, Inc. in 1997. Mr. Mayleben holds a Masters of Business Administration with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Business Administration degree from the University of Michigan Ross School of Business. He is on the Advisory Board for the Wolverine Venture Fund, serves as a director for Nighthawk Radiology Services and Rubicon Genomics, and is an advisor to Alba Therapeutics Corporation.

      Stephen G. Sudovar, a Director since July 2005, most recently served as President and CEO of EluSys Therapeutics, Inc., a start-up biopharmaceutical company with a pipeline of products in various stages of development. Prior to joining EluSys in 1999, Mr. Sudovar was the President of Roche Laboratories, Inc., a division of Hoffmann LaRoche, Inc. Before he assumed the duties of President at Roche, Mr. Sudovar held the positions of Senior Vice President, Executive Director of Special Projects at Basel Headquarters (Switzerland), and Vice President and General Manager. Prior to joining Roche, Mr. Sudovar was the President, CEO and Chairman of Pracon Incorporated, a health care consulting and communications firm he founded and presided over for ten years. Mr. Sudovar holds a Bachelor of Science degree in Marketing and Finance from St. Peter’s College, and a Masters of Business Administration degree from Fairleigh Dickinson University.
Directors Continuing In Office
      R. Douglas Armstrong, Ph.D. joined Aastrom in June 1991 as its President and Chief Executive Officer, and as a Director. In 1999, Dr. Armstrong was elected Chairman of Aastrom’s Board of Directors. In July 2004, the duties and responsibilities of President were transferred to the Company’s new Chief Operating Officer, allowing Dr. Armstrong, as CEO, to increase focus on strategic activities and issues, investor relations, the Board of Directors, and Aastrom’s European operations. From 1987 to 1991, Dr. Armstrong served as Executive Vice President and Trustee at the La Jolla Cancer Research Foundation (LJCRF), now named the Burnham Institute, a scientific research institute located in San Diego, CA. Prior to joining the Burnham Institute, Dr. Armstrong held various faculty and staff positions at the Yale University School of Medicine, University of California, San Francisco, LJCRF and the University of Michigan. Dr. Armstrong received a Bachelor’s of Arts degree in Chemistry from the University of Richmond in Richmond, VA, and completed his Doctorate in Pharmacology and Toxicology from the Medical College of Virginia. Additionally, Dr. Armstrong was a participant in the formation of Telios Pharmaceuticals, Inc., and has served on the boards of both biotechnology and venture capital organizations.
      Alan L. Rubino, a Director since September 2005, is a Principal with Watchung Partners, a strategic consulting firm to the pharmaceutical, biotech and healthcare industries. Prior to this, Mr. Rubino was the Executive Vice President and General Manager for the Teams Businesses at PDI, Inc., a diversified sales and marketing services provider to the biopharmaceutical and medical devices and diagnostics industries. Before joining PDI, he was Senior Vice President of Customer Marketing for the Pharmaceuticals Technology and Services Division within Cardinal Health. He joined Cardinal Health as part of the acquisition of BLPG, Inc., a healthcare marketing services company, where he was the Executive Vice President and Managing Director. Prior to joining BLPG, Mr. Rubino had a highly distinguished career with Hoffmann-LaRoche where he was a member of the U.S. operating and executive committees since 1992. During his tenure at Roche, he held a series of key executive positions in marketing, sales, operations, and human resource management at Roche, culminating in the position of Vice President, Business Operations. Mr. Rubino received a B.A. in economics from Rutgers University with a minor in biology/chemistry. He also completed post-graduate work at University of Lausanne and the Harvard Business School. Additionally, he serves on the Board of Rutgers University Business School for both Newark and New Brunswick.
      Susan L. Wyant, Pharm. D, a Director since June 2002 and a member of Aastrom’s Technology Review Board since May 2002, is the founder and President of The Dominion Group, a full service marketing research and consulting firm assisting major pharmaceutical as well as start-up biotechnology companies in making informed business decisions. Prior to founding The Dominion Group in 1993, Dr. Wyant held various marketing and management positions related to the pharmaceutical industry. In addition to her extensive work in pharmaceutical consulting and marketing, Dr. Wyant has been a Clinical Associate Professor at Medical College of Virginia School of Pharmacy and Shenandoah University School of Pharmacy. Dr. Wyant received a Bachelor of Science degree and a Doctor of Pharmacy degree from the Medical College of Virgina/ VCU School of Pharmacy.

Board Meetings and Committees
      During the fiscal year ended June 30, 2005, the Board of Directors held four meetings. Each director serving on the Board of Directors in fiscal year 2005 attended at least 75% of such meetings of the Board of Directors and the Committees on which he or she served.
      The Audit Committee’s function is to review with Aastrom’s independent accountants and management the annual financial statements and independent accountants’ opinion, review the scope and results of the examination of Aastrom’s financial statements by the independent accountants, review all professional services performed and related fees by the independent accountants, approve the retention of the independent accountants and periodically review Aastrom’s accounting policies and internal accounting and financial controls. The members of the Audit Committee for the fiscal year 2005 were Linda M. Fingerle, Arthur F. Staubitz and Joseph A. Taylor. During the fiscal year ended June 30, 2005, the Audit Committee held six meetings. The current members of the Audit Committee are Timothy M. Mayleben, Alan L. Rubino and Stephen G. Sudovar. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). Mr. Mayleben has been designated as an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee acts pursuant to a written charter. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”
      The Compensation Committee’s function is to review and approve salary and bonus levels and stock option or restricted stock grants. The members of the Compensation Committee for the fiscal year 2005 were Joseph A. Taylor and Linda M. Fingerle. Director W. Chaunce Bogard also served on the Compensation Committee until his resignation from the Board in May 2005. During the fiscal year ended June 30, 2005, the Compensation Committee held four meetings. The current members of the Compensation Committee are Timothy M. Mayleben and Stephen G. Sudovar. All members of the Company’s Compensation Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Compensation Committee acts pursuant to a written charter. For additional information concerning the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION” and “EXECUTIVE COMPENSATION AND OTHER MATTERS.”
      The Corporate Governance and Nominating Committee’s (the “Governance Committee”) function is to assist Aastrom’s Board of Directors in fulfilling its responsibilities by reviewing and reporting to the Board of Directors upon (i) corporate governance compliance mechanisms, (ii) corporate governance roles amongst management and directors, and (iii) Board of Directors process enhancement. This committee also considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. Consistent with this function, the Governance Committee encourages continuous improvement of, and fosters adherence to, the Company’s corporate governance policies, procedures and practices at all levels. The members of the Governance Committee for the fiscal year 2005 were Arthur F. Staubitz and Susan L. Wyant. During the fiscal year ended June 30, 2005, the Governance Committee held six meetings. The current members of the Governance Committee are Stephen G. Sudovar and Susan L. Wyant. All the members of the Governance Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Governance Committee acts pursuant to a written charter which is available at the Company’s website, www.aastrom.com. For additional information concerning the Governance Committee, see “REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS.”

Director Nominations
      The Governance Committee evaluates and recommends to the Board of Directors the nominees for each election of directors. In fulfilling its responsibilities, the Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board and its committees

•	the needs of the Company with respect to the particular talents and experience of its directors

•	the nominee’s interest in becoming an effective, collaborative Board member, and the nominee’s ability to work in a collegial style with other Board members

•	the knowledge, skills and experience of nominees, including experience in the life sciences industry, medical products, medical research, medicine, business, finance, administration or public service

•	experience with accounting rules and practices

•	experience with applicable regulatory and SEC requirements applicable to public companies

•	experience with regulatory requirements applicable to the Company’s industry

•	appreciation of the relationship of the Company’s business to the changing needs of society

•	balance between the benefit of continuity and the desire for a fresh perspective provided by new members
      The Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Governance Committee also considers candidates with appropriate non-business backgrounds.
      Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of “independent director” under NASD listing standards or the listing standards of any other applicable self regulatory organization. The Governance Committee also believes it appropriate for at least one member of the Company’s management to participate as a member of the Board.
      The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board up for re-election at an upcoming annual meeting of shareholders does not wish to continue in service, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. If the Governance Committee believes that the Board requires additional candidates for nomination, the Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.
      The Governance Committee will evaluate any recommendation for director nominee proposed by a shareholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s common stock entitled to vote at the annual meeting of shareholders for at least one year by the date the shareholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with the Company’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying shareholder must be received by the Company no later than 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year’s annual meeting of shareholders. Any shareholder recommendation for director nominee must be submitted to the Corporate Secretary, in writing at 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor Michigan 48105 and must contain the following information:

•	a statement by the shareholder that he/she is the holder of at least 1% of the Company’s common stock and that the stock has been held for at least a year prior to the date of the submission and that the shareholder will continue to hold the shares through the date of the annual meeting of shareholders

•	the candidate’s name, age, contact information and current principal occupation or employment

•	a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed

•	the candidate’s resume
      The Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above.
      All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.
Communications with Directors
      The Board has adopted a Communications with Directors Policy. The Communications with Directors Policy is available on the Company’s website, www.aastrom.com.
Director Attendance at Annual Meetings
      The Board has adopted a Director Attendance at Annual Meetings Policy. This policy is available on the Company’s website, www.aastrom.com. All five of the directors then in office attended the Annual Meeting of Shareholders held in November 2004.
Code of Ethics
      The Board has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code of Ethics is available at the Company’s website, www.aastrom.com.
Board Member Independence
      The Board has determined that all of the Board members except for Dr. Armstrong are “independent” as independence is defined in Rule 4200(a)(15) of the NASD listing standards. Dr. Armstrong is not considered independent because he is currently employed by the Company.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm to audit the consolidated financial statements of Aastrom for the fiscal year ending June 30, 2006. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
      Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
      As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended June 30, 2005 by PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm for that period, is compatible with maintaining the auditor’s independence. The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 30, 2005 and June 30, 2004 by PricewaterhouseCoopers LLP:

	June 30, 2005	June 30, 2004

Audit Fees(1)	$334,599	$110,158
Audit Related Fees(2)	$43,775	$34,000
Tax Fees(3)	$0	$8,425
All Other Fees	$0	$0

(1)	The Audit Fees for the years ended June 30, 2005 and 2004, respectively, were for professional services rendered for the audits and reviews of the consolidated financial statements of the Company, issuance of consents and assistance with review of documents filed with the SEC and statutory audits.

(2)	The Audit Related Fees as of the years ended June 30, 2005 and 2004, respectively, were for assurance and related services related to accounting consultations, internal control reviews, and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees as of the year ended June 30, 2004, were for services related to tax compliance, including the preparation of tax returns and claims for refunds.
      The Audit Committee approves in advance the engagement and fees of the Independent Registered Public Accounting Firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All Audit Committee services provided by PricewaterhouseCoopers LLP for the fiscal year 2005 were pre-approved by the Audit Committee.
      The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing tax services and other non-audit services to Aastrom and has concluded that such services are compatible with PricewaterhouseCoopers LLP’s independence as Aastrom’s accountants. PricewaterhouseCoopers LLP does not provide business consulting services to Aastrom.

Vote Required and Board of Directors’ Recommendation
      The affirmative vote of a majority of the votes cast on the ratification of this appointment, at the annual meeting of shareholders at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or by proxy, is required for ratification of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
      The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2006.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information, as of August 31, 2005 with respect to the beneficial ownership of Aastrom’s common stock by (i) all persons known by Aastrom to be the beneficial owners of more than 5% of the outstanding common stock of Aastrom; (ii) each director of Aastrom, (iii) each executive officer of Aastrom named in the Summary Compensation Table, and (iv) all executive officers and directors of Aastrom as a group.

	Shares Owned(1)

	Number of	Percentage of
Name and Address of Beneficial Owner(2)	Shares	Class(3)

R. Douglas Armstrong(4)	1,216,621	1.2%
James A. Cour(5)	60,000	*
Brian S. Hampson(6)	293,423	*
Alan M. Wright(7)	22,125	*
Timothy M. Mayleben(8)	4,000	*
Alan L. Rubino	—	*
Stephen G. Sudovar(9)	3,000	*
Susan L. Wyant(10)	41,000	*
All officers and directors as a group (10 persons)(11)	1,640,169	1.6%

*	Represents less than 1% of the outstanding shares of Aastrom’s common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	Unless otherwise provided, the address for each beneficial owner is 24 Frank Lloyd Wright Drive, Ann Arbor, MI 48105.

(3)	Calculated on the basis of 102,477,553 shares of common stock outstanding as of August 31, 2005 except the shares of common stock underlying options exercisable within 60 days of August 31, 2005 are deemed to be outstanding for purposes of calculating ownership of securities of the holders of such options.

(4)	Includes 646,875 shares issuable upon exercise of options held by Dr. Armstrong that are exercisable within the 60-day period following August 31, 2005. Also includes 68,000 shares held in trusts in which Dr. Armstrong is a co-trustee; Dr. Armstrong disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(5)	Includes 60,000 shares issuable upon exercise of options held by Mr. Cour that are exercisable within the 60-day period following August 31, 2005.

(6)	Includes 274,750 shares issuable upon exercise of options held by Mr. Hampson that are exercisable within the 60-day period following August 31, 2005.

(7)	Includes 22,125 shares issuable upon exercise of options held by Mr. Wright that are exercisable within the 60-day period following August 31, 2005.

(8)	Includes 4,000 shares issuable upon exercise of options held by Mr. Mayleben that are exercisable within the 60-day period following August 31, 2005.

(9)	Includes 3,000 shares issuable upon exercise of options held by Mr. Sudovar that are exercisable within the 60-day period following August 31, 2005.

(10)	Includes 41,000 shares issuable upon exercise of options held by Dr. Wyant that are exercisable within the 60-day period following August 31, 2005.

(11)	Includes 1,051,750 shares issuable upon exercise of options that are exercisable within the 60-day period following August 31, 2005.

EXECUTIVE COMPENSATION AND OTHER MATTERS
      The following table sets forth, for the fiscal year ended June 30, 2005, 2004 and 2003, all compensation earned for services rendered in all capacities by the Chief Executive Officer and each of the other top three executive officers whose salary and bonus exceeded $100,000 in 2005, 2004 and 2003. These four officers are referred to as the “Named Executive Officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constitute the lesser of $50,000 or 10% of the total annual salary and bonus earned by each of the Named Executive Officers. In addition, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.
Summary Compensation Table

				Long Term
				Compensation
				Awards
		Annual Compensation
				Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Underlying Options	Compensation

R. Douglas Armstrong	2005	$316,572	$18,180	300,000	$18,112(1)
Chairman, Board of Directors	2004	$302,940	$70,125	200,000	$40,507(1)
Chief Executive Officer	2003	$280,500	—	700,000	$14,025(1)
James A. Cour(2)	2005	$257,046	—	240,000	—
President and Chief Operating Officer
Brian S. Hampson	2005	$195,000	—	30,000	—
Vice President Product Development	2004	$187,500	$25,000	69,000	—
	2003	$165,000	—	25,000	—
Alan M. Wright(3)	2005	$206,000	—	37,500	—
Senior Vice President Administrative	2004	$206,000	$10,000	84,000	—
and Financial Operations, Chief	2003	$181,818	—	120,000	—
Financial Officer, Secretary and Treasurer

(1)	Consists of vacation pay.

(2)	Mr. Cour joined Aastrom in July 2004.

(3)	Mr. Wright joined Aastrom in August 2002 and retired in June 2005.
Stock Options Granted in Fiscal 2005
      The following table provides information with respect to stock option grants to the Named Executive Officers during the fiscal year ended June 30, 2005:

					Potential Realizable
					Value at Assumed
	Individual Grants				Annual Rates of
					Stock Price
	Number of				Appreciation for
	Securities	% of Total Options			Option Term(1)
	Underlying Options	Granted to	Exercise Price Per	Expiration
Name	Granted(2)	Employees in 2005	Share(2)	Date	5%	10%

R. Douglas Armstrong	300,000	21.3%	$0.73	2014	$356,728	$568,030
James A. Cour	240,000	17.0%	$0.73	2014	$285,382	$454,424
Brian S. Hampson	30,000	2.1%	$0.73	2014	$35,673	$56,803
Alan M. Wright	37,500	2.7%	$0.73	2014	$44,591	$71,004

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders continued

employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	Each of these options was granted under Aastrom’s 2001 Stock Option Plan at an exercise price equal to the fair market value of the common stock on the date of grant.
Options Exercises and Fiscal 2005 Year End Values
      The following table provides information with respect to stock option exercises and unexercised options held as of June 30, 2005, by the Named Executive Officers:
Aggregated Option Exercises
and Fiscal Year-End Option Values

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at June 30, 2005		at June 30, 2005(1)
	Shares Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

R. Douglas Armstrong	1,249,952	$2,367,586	535,938	885,937	$149,642	$1,905,390
James A. Cour	—	—	—	240,000	—	$573,600
Brian S. Hampson	15,000	$36,450	257,626	80,374	$242,828	$158,309
Alan M. Wright	—	—	136,000	122,250	$306,263	$262,305

(1)	The value of “in-the-money” stock options represents the difference between the exercise price of such options and the fair market value of $3.12 per share of common stock as of June 30, 2005, the closing price of the common stock reported on the Nasdaq SmallCap Market on such date.
Employment Contracts and Termination of Employment and Change of Control Arrangements
      Aastrom has entered into at will employment agreements with all of its executive officers, which provide either party with the right to terminate the employment relationship (in some instances subject to 14 days prior written notice if the termination is without cause). These employment agreements provide for annual review and adjustment of salaries and customary fringe benefits, such as vacation and health insurance available to other employees.
      Pursuant to Dr. Armstrong’s employment agreement, Aastrom will pay him a severance payment of 18 months of his then current salary, if he is terminated without cause. However, in the event of Dr. Armstrong’s termination upon a change of control, he will be entitled to receive (in lieu of the severance payment of 18 months salary) a lump sum severance payment in the maximum amount which, when added to other compensation and benefits treated as parachute payments under the Internal Revenue Code, does not result in any compensation or benefit becoming subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code. In the event Aastrom terminates Dr. Armstrong’s employment without cause, Aastrom must reimburse him for up to $50,000 of his costs (incurred within one year of termination of employment) for relocating to any other location in the United States. If Aastrom requests Dr. Armstrong to relocate his principal place of employment to a place more than 50 miles from Ann Arbor, Michigan, then Aastrom must also pay him a relocation bonus of 6 months of salary as long as he remains employed for one year following the relocation.
      The employment agreement with Mr. Hampson provides that in the event of the termination of his employment by Aastrom without cause, or upon his termination of employment within twelve months of a change in control, he is entitled to receive a severance payment of twelve months of his then current salary. In addition, in the event of a termination following a change in control, or should he be required by Aastrom to relocate his principal place of employment more than 50 miles from Ann Arbor, Michigan, Aastrom must reimburse him for up to $25,000 of his relocation costs.

      The employment agreements with Dr. Armstrong and Mr. Hampson incorporate the provisions of various retention and bonus agreements that were entered into in 1999 and 2000, when Aastrom needed to retain its key personnel in the face of a series of cutbacks the company implemented to conserve its cash resources. In addition to the various bonuses and other severance provisions addressed above, their employment agreements contain the provisions originally established in 1999 whereby the company agreed to pay designated recipients (including Dr. Armstrong and Mr. Hampson) an incentive sales bonus consisting of 50% (in the case of Dr. Armstrong) and 12.5% (in the case of Mr. Hampson) of a bonus pool computed on the basis of the net proceeds realized by Aastrom from a change of control transaction (with the maximum size of the bonus pool being $2.9 million if the net proceeds realized by Aastrom are at or above $25 million).
      In connection with the termination of his Retention Bonus Agreement and his retirement, Mr. Wright entered into a Separation Agreement and a Consulting Agreement. Under the Separation Agreement, Aastrom agreed to pay Mr. Wright $51,500 and one month of premiums for Mr. Wright’s group health care coverage. Under the Consulting Agreement, Mr. Wright agreed to provide consulting services in the areas of financial management and reporting, investor relations and administrative operations as required by Aastrom to assist in the orderly transition of his responsibilities, and Aastrom agreed to pay Mr. Wright a total of $35,362 in declining amounts over a period of up to six months.
      Pursuant to Mr. Cour’s employment agreement, before Aastrom exercises its rights to terminate the employment agreement, Aastrom will (i) discuss with Mr. Cour the Company’s needs and why it believes Mr. Cour no longer meets those needs, or (ii) discuss with Mr. Cour any concerns or dissatisfaction the Company has with his performance and give him a reasonable opportunity to remedy those concerns or dissatisfactions. The Company paid customary moving expenses as part of Mr. Cour’s relocation.
      In the event of a transfer of control of Aastrom, as defined in the Company’s stock option plan, Aastrom must cause any successor corporation to assume the outstanding stock options or substitute similar options for outstanding options. In the event that any successor to Aastrom in a merger or consolidation will not assume the options or substitute similar options, then the options become exercisable in full and such options will be terminated if not exercised prior to such merger or consolidation. In general, options granted to executive officers of Aastrom will become fully exercisable if such officer is terminated following a transfer of control. Options granted to non-employee directors under Aastrom’s stock option plans will become fully vested and immediately exercisable upon a transfer of control, as defined in the respective option plans.
Compensation of Directors
      Each non-employee director of Aastrom receives an annual fee of $12,000 paid in equal quarterly cash payments and a $500 cash payment for each formal committee meeting attended in person or telephonically. The chairperson for each standing committee receives an annual fee of $5,000 paid in equal quarterly cash payments. In addition, the lead director also receives $5,000 annually, payable quarterly. Directors also receive reimbursement for expenses incurred in attending each Board of Directors and committee meeting. Aastrom’s 2004 Equity Incentive Plan provides for the automatic grant of an option to purchase 12,000 shares of Aastrom’s common stock (or, if determined by the Compensation Committee, shares of restricted stock or other equity based award) to each outside director of Aastrom upon initial appointment or election to the Board of Directors, and subsequent grants to each outside director of an option to purchase 12,000 shares of common stock (or, if determined by the Compensation Committee, shares of restricted stock or other equity based award) on the date of each Annual Meeting of Shareholders, provided the outside director continues to serve in that capacity and has so served for at least six months.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      No member of the Compensation Committee is, or ever has been, an officer or employee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aastrom’s executive officers, directors and persons who beneficially own more than 10% of Aastrom’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC regulations to furnish Aastrom with copies of all Section 16(a) forms filed by such persons.
      Based solely on Aastrom’s review of such forms furnished to it and written representations from certain reporting persons, Aastrom believes that all filing requirements applicable to its executive officers, directors and more than 10% shareholders were complied with, except for Ms. Fingerle and Mr. Mayleben who each filed one late form required to be filed under Section 16(a).

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
      In fiscal 2005, the Compensation Committee was composed of Joseph A. Taylor, Linda M. Fingerle and W. Chaunce Bogard (until his resignation from the Board in May 2005). The current members of the Compensation Committee are Stephen G. Sudovar and Timothy M. Mayleben. All of the members of the Compensation Committee are independent directors.
      In fiscal year 2005, the Compensation Committee was responsible for setting and administering the policies governing compensation of the executive officers of Aastrom. These policies are based upon the philosophy that Aastrom’s long-term success is best achieved through recruitment and retention of the best people possible. The Compensation Committee applied this philosophy in determining compensation for Aastrom’s executive officers in three areas: salary, bonuses and equity-based awards (stock options and/or restricted stock grants).
      Salary. Aastrom strives to offer salaries to its executive officers that are competitive in its industry and in its geographic region for similar positions requiring similar qualifications. In determining executive officers’ salaries, the Compensation Committee considers salary surveys of companies in similar industries, and of similar size and geographic location. Companies selected for salary comparisons are not necessarily the same companies used to compare stock performance in the chart under the heading “Comparison of Shareholder Return.”
      On an annual basis, the Compensation Committee evaluates the performance and makes recommendations to the Board of Directors concerning the salary of Aastrom’s Chief Executive Officer, Dr. Armstrong. Similarly, on an annual basis, Dr. Armstrong evaluates the performance of (and makes salary recommendations with respect to) Mr. Cour, Aastrom’s President and Chief Operating Officer, and Dr. Armstrong and Mr. Cour together evaluate the performance of (and make salary recommendations with respect to) all other executive officers, which are subject to review and approval by the Compensation Committee and final approval by the Board of Directors. Performance evaluations for individual executive officers are based on individual goals. The person or group responsible for an individual’s performance evaluation and salary recommendation sets the goals for the next year in consultation with the individual. The goals of executive officers are based on their individual management responsibilities. In addition to reviewing the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee, Dr. Armstrong and Mr. Cour consider the financial condition of Aastrom in recommending and evaluating salary adjustments. The salaries are evaluated by the Board of Directors, with each member using his or her personal judgment and subjective factors to assess performance and potential adjustments. Dr. Armstrong is excused from Board discussions concerning his performance evaluation and salary.
      Bonuses. Aastrom seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to Aastrom. For this reason, Aastrom may award incentive compensation, which can comprise a substantial portion of the total compensation of executive officers when earned and paid. Cash bonuses have historically been based on a subjective evaluation of performance and existing salary, rather than a specific formula.
      Equity Based Awards. The Compensation Committee believes that employee equity ownership provides significant additional incentive to executive officers to maximize value for Aastrom’s shareholders, and therefore has made periodic grants of stock options or restricted stock under Aastrom’s equity incentive plans. Options are granted at the prevailing market price, and will only have value if Aastrom’s stock price increases over the exercise price. Both stock options and restricted stock awards are subject to vesting conditions. Therefore, the Compensation Committee believes that stock options and restricted stock awards serve to align the interest of executive officers more closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.
      In fiscal year 2005, the Compensation Committee made determinations concerning the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer to Aastrom, and previous option grants to such executive officers. Options were granted with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of Aastrom’s industry, geographic location and size. Generally, option grants vest over four years, although the Board may at its discretion grant options with shorter vesting schedules or that vest on the achievement of specific milestones. Option grants during fiscal year 2005 are set forth in the table entitled “Option Grants in Last Fiscal Year” in the section entitled “Executive Compensation and Other Matters.”
      Employee Compensation Guidelines and Recent Awards. During the last fiscal year, the Compensation Committee developed a set of Employee Compensation Guidelines, which were approved by the Board of Directors in August 2005. The Company’s stock price volatility, together with recent changes in the required accounting treatment of stock option grants, led the Compensation Committee to consider the use of restricted stock awards as an alternative to the traditional grant of stock options. The Compensation Committee also desired to introduce financial incentives that are more closely tied to the performance of the Company and the individual employee. The new guidelines contemplate using annual cash bonuses (which may be paid currently or deferred) and grants of restricted stock. Notwithstanding the results that might otherwise be obtained from these guidelines, the Board of Directors has the ability to adjust awards if necessary to avoid unanticipated and unintended consequences or to avoid unfairly penalizing an otherwise deserving employee.
      Under these Employee Compensation Guidelines, during the first quarter of each fiscal year, Company management (with the review and approval of the Compensation Committee) will establish individual performance goals and corporate performance targets to be used as the guiding criteria for implementation of the cash bonus and restricted stock elements of the Employee Compensation Guidelines. All of the cash bonus and 60% of the potential restricted stock awards are “at risk” and are subject to satisfaction of the combination of corporate and individual performance targets. The remaining 40% of the restricted stock program is not at risk, but will be subject to vesting conditions (generally over a period of 4 years) to incent retention. The level of cash bonus and restricted stock award available to each employee varies depending upon the employee’s level of responsibility and base salary. As a result, persons in positions of greater responsibility have correspondingly greater portions of their potential compensation subject to satisfaction of individual and corporate performance objectives. The annual cash bonus may only be paid if the Board of Directors determines that the Company has sufficient cash available for other corporate needs. In the event the Company does not have those resources available, the Board may, in its discretion, elect to defer some or all of the cash bonus or to pay some or all of the bonus with restricted stock grants. One-half of the “at risk” portion of the potential restricted stock grant is based upon the Company meeting its performance objectives and the other half is based upon the individual meeting his or her personal objectives. Once an award of restricted stock is granted, vesting will occur over a four year annual schedule.
      Because these Employee Compensation Guidelines were implemented after the end of the fiscal year, the Company used its historic practice of assessing individual performance for purposes of making equity based awards with respect to the most recent fiscal year.
      After the fiscal year ended June 30, 2005, the Compensation Committee met to review the bonuses and equity based awards to Aastrom’s employees, including its executive offices. Following this review, the Compensation Committee granted restricted stock awards to the executive officers of Aastrom. Upon recommendation of the Compensation Committee, the Company granted 61,017 shares of restricted stock to Dr. Armstrong, 45,000 shares of restricted stock to Mr. Cour, and 24,000 shares of restricted stock to Mr. Hampson. Details of these grants will be included in the Compensation Committee report for the fiscal year ending June 30, 2006.
COMPENSATION COMMITTEE
Timothy M. Mayleben
Stephen G. Sudovar

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee oversees Aastrom’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles and an opinion on our management’s report on our internal control over financial reporting. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.
      The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an “independent director” as defined in Rule 4200(a)(15) of the NASD listing standards. For the fiscal year 2005, the members of the Audit Committee were Linda M. Fingerle, Arthur F. Staubitz and Joseph A. Taylor. The Audit Committee now consists of Timothy M. Mayleben, Alan L. Rubino and Stephen G. Sudovar.
      The Committee has discussed and reviewed with the auditors all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of the PricewaterhouseCoopers LLP audit, the results of its examinations, its evaluations of Aastrom’s internal controls and the overall quality of its financial reporting. The Audit Committee reviewed the Company’s financial statements and discussed them with management and with PricewaterhouseCoopers LLP.
      The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Aastrom that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.
      Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Aastrom’s audited financial statements be included in Aastrom’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
AUDIT COMMITTEE
Timothy M. Mayleben
Alan L. Rubino
Stephen G. Sudovar

REPORT OF THE CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS
      The Corporate Governance and Nominating Committee (the “Governance Committee”) consists of directors who meet applicable independence criteria established by the NASD listing standards. For the fiscal year ended June 30, 2005, the members of the Governance Committee were Arthur F. Staubitz and Susan L. Wyant. The Governance Committee currently consists of Susan L. Wyant and Stephen G. Sudovar. The Governance Committee acts pursuant to a written charter that has been adopted by the Board of Directors.
      The primary responsibilities of the Governance Committee are to (i) identify, review and evaluate individuals qualified to become Board members; (ii) recommend nominees to the Board and to each Committee of the Board; (iii) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and monitor compliance with them; and (iv) assist the Board in its reviews of the performance of the Board and each Committee.
      During its meetings in the last fiscal year, the Governance Committee identified desired Board skills and attributes, reviewed potential candidates for the Board and periodically assessed the Company’s compliance with applicable NASD listing requirements. The Governance Committee has also developed and assisted in the implementation of various corporate governance policies and procedures. In that regard, the Governance Committee has developed and implemented a Code of Conduct and a Code of Ethics for Senior Financial Officers that was approved and adopted by Audit Committee. The Governance Committee also establishes policies and procedures for the Company’s Disclosure Committee and has established procedures for confidential submission of claims or situations reported pursuant to the Company’s “whistle blowing” policy, including establishing a confidential telephone mailbox for anyone to call to raise an issue. The Committee has monitored that mailbox since its establishment and there have been no calls received. The Committee has also reviewed compliance with Company policies regarding trading in Aastrom’s shares by officers, directors and senior management personnel. The Governance Committee also assisted the Board in its annual self-evaluation, as well as the evaluation of the performance of other Committees.
CORPORATE GOVERNANCE AND NOMINATING
COMMITTEE
Stephen G. Sudovar
Susan L. Wyant

COMPARISON OF SHAREHOLDER RETURN
      Set forth below is a line graph comparing changes in the cumulative total return on Aastrom Biosciences Inc.’s common stock, a broad market index (the Nasdaq Stock Market (U.S.)) and our peer group (those companies that selected the same first three digits of their primary Standard Industrial Classification Code Number as Aastrom, 283, and have a market capitalization of less than $200 million) for the period commencing on June 30, 2000 and ending on June 30, 2005.
Comparison of Cumulative Total Return From June 30, 2000 through June 30, 2005(1)
Aastrom Biosciences, Inc., Industry Index and Nasdaq Index

Aastrom/Index	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05

Aastrom Biosciences, Inc.	$100.00	$59.85	$15.38	$41.98	$37.41	$129.68
Nasdaq Stock Market U.S.	100.00	55.64	38.73	43.17	54.44	54.80
Peer Group	100.00	72.04	28.10	29.98	27.80	16.35

(1)	Assumes that $100.00 was invested on June 30, 2000 in Aastrom’s common stock and each index, and that all dividends were reinvested. No cash dividends have been declared on Aastrom’s common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING
      Under Aastrom’s bylaws, in order for business to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of Aastrom. To be timely, such notice must be received at Aastrom’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Aastrom’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.
      Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of Aastrom must be received by Aastrom at its offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, no later than June 2, 2006. Such shareholder proposals may also be included in Aastrom’s proxy statement if they also satisfy the conditions established by the Securities and Exchange Commission for such inclusion.
TRANSACTION OF OTHER BUSINESS
      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

R. Douglas Armstrong, Ph.D.
Chairman, Board of Directors
Chief Executive Officer
September 30, 2005

PROXY	AASTROM BIOSCIENCES, INC. Proxy for Annual Meeting of Shareholders Solicited by the Board of Directors
The undersigned hereby appoints R. Douglas Armstrong and James A. Cour, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Aastrom Biosciences, Inc. (the “Company”) which undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn North Campus, Ann Arbor, Michigan on Wednesday, November 2, 2005 at 8:30 a.m., and at any adjournment thereof (i) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.
The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposal 1 and proposal 2.
A vote FOR the following proposals is recommended by the Board of Directors:
1. ELECTION OF DIRECTORS

Nominee: Timothy M. Mayleben	☐ FOR	☐ WITHHELD
Nominee: Stephen G. Sudovar	☐ FOR	☐ WITHHELD
2. To ratify the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2006.
           ☐ FOR            ☐ AGAINST            ☐ ABSTAIN
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

(Continued from other side)
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. ☐

Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their title. Please date the Proxy.

Signature (s)

PLEASE MARK,SIGN,DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Date: